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                                                                 EXHIBIT 2

                          REGISTRATION RIGHTS AGREEMENT



                                 Execution Copy

                          REGISTRATION RIGHTS AGREEMENT

            This REGISTRATION RIGHTS AGREEMENT (this "Agreement") is entered into as of this 16th day of November, 1999 by and among Equivest Finance, Inc., a Delaware corporation (together with its successors and assigns, the "Company"), and C. Wayne Kinser ("Kinser"), the Sharon Kay Williamson Charitable Remainder Unitrust, the David Wayne Kinser Charitable Remainder Unitrust, Donald Clayton, John McFarland and Herbert Patrick, Jr. (collectively with Kinser, the "Investors").

                                    RECITALS

            WHEREAS, the Company, Kinser and certain other parties entered into an Agreement and Plan of Reorganization dated November 16, 1999 (as the same may be amended, modified or supplemented from time to time, the "Merger Agreement"), providing for the merger (the "Merger") of Peppertree Resorts, Ltd., a North Carolina corporation, with and into Peppertree Acquisition Corp., a Delaware corporation wholly-owned by the Company;

            WHEREAS, pursuant to the Merger Agreement, a subsidiary of the Company also acquired, or intends to acquire, various other companies, partnerships, interests and assets owned by Kinser and certain other parties;

            WHEREAS, pursuant to the Merger Agreement, the Investors are to receive at Closing (as defined in the Merger Agreement), and in the future may receive, shares (the "Shares") of the Company's common stock, par value $.01 per share (the "Common Stock"), in partial consideration for the Merger and certain related transactions; and

            WHEREAS, as part of the inducement for the parties hereto to enter into and perform the Merger Agreement, the parties hereto have agreed to enter into this Agreement in order to provide, among other things, for certain registration rights.

            NOW, THEREFORE, in consideration of the mutual premises, covenants and conditions set forth herein, the parties hereby agree as follows:

            1. Definitions. Capitalized terms used herein without definition shall have the meanings assigned to such terms in the Merger Agreement. For the purposes of this Agreement:

                  "Commission" means the U.S. Securities and Exchange Commission or any other governmental authority from time to time administering the Securities Act;

                  "Common Stock" has the meaning given it in the third recital;
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                  "CSFB Shares" means those shares of Common Stock defined as
"Registrable Securities" pursuant to the Registration Rights Agreements between the Company and Credit Suisse First Boston Mortgage Capital LLC dated as of July 17, 1998 and November 14, 1997;

                  "Exchange Act" means the Securities Exchange Act of 1934, as amended, or any similar federal statute and the rules and the regulations of the Commission promulgated thereunder, all as the same shall be in effect from time to time;

                  "Harris Shares" means those shares of Common Stock defined as "Registrable Securities" pursuant to the Stockholders' Agreement between the Company and R. Perry Harris and Karen Harris dated as of July 16, 1998;

                  "Holder" means any Investor and any Permitted Transferee, in either case who holds Registrable Securities;

                  "Minimum Amount" means, at the time a particular notice is given, more than thirty percent (30%) of the then outstanding Registrable Securities;

                  "Permitted Transferee" means any person to whom Registrable Securities are transferred to the extent that such transfer complies with all of the provisions of Section 10(i);

                  "Register," "Registered" and "Registration" refer to a registration effected by preparing and filing a registration statement or similar document in compliance with the Securities Act, and the declaration or ordering of effectiveness of such registration statement or document;

                  "Registrable Securities" means (i) the Shares issued or to be issued to Investors pursuant to the Merger Agreement or held by Permitted Transferees and (ii) any securities issued to the Investors or Permitted Transferees as (or issuable upon the conversion or exercise of any warrant, right or other security which is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of, such Shares, including, without limitation, in connection with a combination of shares of Common Stock, a recapitalization, reorganization, merger, consolidation or otherwise. As to any particular Registrable Securities, such securities shall cease to be Registrable Securities when (a) a registration statement with respect to the sale of such securities shall have become effective under the Securities Act and such securities shall have been transferred in accordance with such registration statement, (b) such securities shall have been sold to the public pursuant to Rule 144 under the Securities Act or the holder thereof is free to sell such securities without volume or manner of sale restrictions pursuant to Rule 144(k) (or any successor provision) under the Securities Act,
(c) such securities shall have been otherwise transferred and new certificates for them not bearing a legend restricting further transfer shall have been delivered by the Company or (d) they shall have ceased to be outstanding;

                  "Registration Expenses" means all expenses incident to the Company's performance of or compliance with Section 2, including, without limitation: (a) any allocation of salaries and expenses of Company personnel or other general overhead expenses of the Company,


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or other expenses for the preparation of historical and pro forma financial statements or other data normally prepared by the Company in the ordinary course of business; (b) all Registration, application, filing, transfer fees, exchange listing fees, and register fees; (c) all NASD fees and fees and expenses of Registration or qualification of Registrable Securities under state securities or blue sky laws (including any fees and disbursements of underwriters' counsel in connection with such blue sky laws); (d) all word processing, duplicating and printing expenses, messenger and delivery expenses; (e) the fees and expenses of counsel for the Company and the fees of the Company's independent accountants, including the expenses of any special audits and customary "cold comfort" letters required by or incident to such performance and compliance; (f) any fees and disbursements of underwriters and broker-dealers customarily paid by issuers or sellers of securities; and (g) the reasonable fees and disbursements (not to exceed for all registrations under this Agreement, $10,000) of one outside counsel retained by the Holders of a majority of the Registrable Securities being registered (which shall be the only counsel retained by the Stockholders with respect to any registration and which counsel shall be reasonably satisfactory to the Company); provided, however, that in all cases in which the Company is required to pay Registration Expenses hereunder, Registration Expenses shall exclude: (i) broker or underwriting fees, discounts, selling commissions and transfer taxes, if any, in respect of the Registrable Securities; (ii) all out-of-pocket expenses of any brokers or dealers of any Holder participating in the Registration; and (iii) all fees and disbursements of any counsel for any Holder (other than as provided in clause (g) of this definition) participating in the Registration or for any brokers or dealers referred to in clause (ii), all of which shall be borne by such Holder.

                  "Release Date" means the earlier to occur of: (x) the first anniversary of the Closing Date; or (y) six (6) months after the date on which the Bennett Funding Group, Inc. has sold, transferred or otherwise disposed of all of the capital stock of the Company it owns as of the date hereof; and

                  "Securities Act" means the Securities Act of 1933, as amended, or any similar federal statute, and the rules and regulations of the Commission promulgated thereunder, all as the same shall be in effect from time to time.

                  "Special Registration" means the registration of shares of equity securities and/or options or other rights in respect thereof (x) to be offered solely to directors, members of management, employees, consultants or sales agents, distributors or similar representatives of the Corporation or its direct or indirect Subsidiaries, solely on Form S-8 or any successor form and
(y) on Form S-4 with respect to any merger, consolidation or acquisition.

            2. Registration Rights.

                  (a) Incidental. If at any time (i) the Company proposes to make a registered public offering (including for this purpose a registration effected by the Company for any stockholders other than the Holders) of any shares of Common Stock under the Securities Act (other than a Special Registration) and (ii) a registration statement covering the sale of all of the Registrable


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Securities is not then effective and available for sales thereof by Holders, the
Company will, prior to such filing but only as to filings made after the Release
Date:

                        (i) promptly give to each Holder a written notice describing such proposed registration to the Holders and specifying the form and manner thereof (including, without limitation, whether or not such registration will be in connection with an underwritten offering of Common Stock and, if so, the identity of the managing underwriter and whether such offering will be pursuant to a "best efforts" or "firm commitment" underwriting); and

                        (ii) use reasonable best efforts to include in such Registration (and any related qualification under blue sky laws and/or other compliance) all the Registrable Securities specified in a written request or requests made by any Holder, which such written request or requests shall be delivered by a Holder within fifteen (15) days after receipt of the notice from the Company described in clause (i) and shall specify the amount of Registrable Securities such person wishes to register (which may be some or all of such Holder's Registrable Securities) and its intended method of disposition of such Registrable Securities; provided, however, that (x) the Company shall have the right, prior to the effective date of the registration statement, to postpone or withdraw any Registration effected pursuant to this Section 2(a) without obligation to any Holder (but shall nevertheless pay the Registration Expenses in connection therewith), without prejudice to the rights of the Holders to request that a Registration be effected under Section 2(b) hereof; and (y) the Company shall not be required to effect such Registration unless the Holders of the Minimum Amount request Registration for sale of such shares.

No Registration effected under this Section 2(a) shall relieve the Company from its obligation to effect a Registration under Section 2(b).

                  (b) Demand.

                        (i) At any time during the eighteen-month period following the Release Date (as such period may be extended in connection with a postponement of the filing, or a withdrawal, of the applicable registration statement for a Valid Business Reason, as provided below), Holders holding more than the Minimum Amount may request in writing that the Company effect a Registration under the Securities Act of any of the Registrable Securities (a "Demand Registration"). In the event the Demand Registration is underwritten, the Company shall select an underwriter reasonably satisfactory to the Holders participating in the Registration. If the Board of Directors of the Company, in its good faith judgment, determines that a Demand Registration should not be made or continued because (x) it would interfere with any material financing, acquisition, reorganization, merger, or other transaction involving the Company or any of its subsidiaries, (y) any required financial statements are unavailable for reasons substantially beyond the Company's control, or (z) any other event or condition the disclosure of which would be materially disadvantageous to the Company or any of its subsidiaries taken as a whole (each of the foregoing a "Valid Business Reason"), then (i) the Company may postpone filing a registration statement relating to the Demand Registration until such Valid Business Reason no longer exists, but in no event for more than one hundred twenty (120) days, and (ii) in case a registration statement has been filed relating to a


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Demand Registration, the Company may cause such registration statement to be withdrawn and its effectiveness terminated or may postpone amending or supplementing such registration statement until such Valid Business Reason no longer exists, but in no event for more than one hundred twenty (120) days. In the event a Valid Business Reason exists and the Company either postpones the filing of a registration statement relating to a Demand Registration or causes a registration statement to be withdrawn or postpones amending or supplementing such registration statement and, as a result, there is a delay in effecting such Demand Registration for a period exceeding ninety (90) days, then Holders holding a majority of the Registrable Securities included in such Registration may withdraw the request therefor and, in such event, the request will not count for purposes of the limit set forth in Section 2(b)(ii).

                        (ii) The Company shall not be obligated to effect more than two Demand Registrations for the Holders pursuant to Section 2(b). A Demand Registration requested pursuant to Section 2(b) shall not be deemed to have been effected unless it is declared effective by the SEC and remains effective for the period specified in Section 5(a)(i) or (ii). Notwithstanding the preceding sentence, a Registration requested pursuant to Section 2(b) that does not become effective after the Company has filed a Registration Statement with respect thereto by reason of the refusal to proceed of the Holders of Registrable Securities requesting the registration, or by reason of a request by a majority of the selling Holders participating in such registration that such Registration be withdrawn, shall be deemed to have been effected by the Company at the request of such Holders unless (x) the registration statement relating to any request for Registration pursuant to Section 2(b) is not declared effective within ninety (90) days of the date such registration statement is filed with the Commission or (y) the conditions to closing specified in the underwriting agreement are not satisfied other than as a result of a default or breach thereunder by any of the Holders.

            3. Additional Provisions for Underwritten Offerings.

                  (a) If a Registration involves an underwritten offering, the Company shall not be required to include any Registrable Securities in such offering unless such Holder accepts the terms of the underwriting as agreed upon between the Company and the underwriters selected by it. No underwriting agreement (or other agreement in connection with such offering) shall require any holder of Registrable Securities to make any representations or warranties to or agreements with the Company or the underwriters other than representations, warranties or agreements regarding such holder, the ownership of such holder's Registrable Securities and such holder's intended method or methods of disposition and any other representation required by law or to furnish any indemnity to any Person which is broader than the indemnity furnished by such holder in Section 7.

                  (b) If a Registration under Section 2(a) involves an underwritten offering, and the managing underwriter (or, in the case of an offering that is not underwritten, a nationally recognized investment banking firm) shall advise the Company in writing that the number of securities requested and otherwise proposed to be included in such Registration exceeds the number which can be sold in such offering without materially and adversely affecting the offering price, then such Registration shall include:


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                        (i) first, all Harris Shares and/or CSFB Shares proposed
to be registered in such offering by the Company must be included prior to the Registrable Securities to prevent a breach of the applicable registration rights agreement between the Company and such other persons, but only in such amount and to the extent required by such agreement; and

                        (ii) second, all of the securities the Company proposes to sell; and

                        (iii) third, the number of Registrable Securities and Company securities of other holders (including shares of Common Stock in addition to those included pursuant to clause (i) above) that the underwriter advises will not adversely affect the success of the offering, allocated, pro rata, among the Holders and the other holders entitled to registration, based upon the number of shares of Common Stock each such person shall have requested the Company to include in the offering.

                  (c) If the Registrable Securities which are being sold pursuant to a registration requested under Section 2(b) are being sold in an underwritten offering, the Company shall enter into an underwriting agreement with the underwriters for such offering, such agreement to be reasonably satisfactory in form and substance to the underwriters and to contain such representations and warranties by the Company and such other terms and provisions as are customarily contained in agreements of this type, including, without limitation, indemnities to the effect and to the extent provided in
Section 7. The holders of Registrable Securities to be distributed by such underwriters shall be parties to such underwriting agreement and may, at their option, require that any or all of the representations and warranties by, and the agreements on the part of, the Company to and for the benefit of such underwriters be made to and for the benefit of such holders of Registrable Securities and that any or all of the conditions precedent to the obligations of such underwriters under such underwriting agreement shall also be conditions precedent to the obligations of such holders of Registrable Securities.

                  (d) If and whenever the Company proposes to register any of its equity securities under the Securities Act, whether or not for its own account (other than pursuant to a Special Registration), or is required to use its reasonable best efforts to effect the registration of any Registrable Securities under the Securities Act pursuant to Section 2, each Holder, if required by the managing underwriter in an underwritten offering, agrees by acquisition of such Registrable Securities not to effect (other than pursuant to such registration) any public sale or distribution, including, but not limited to, any sale pursuant to Rule 144, of any Registrable Securities, any other equity securities of the Company or any securities convertible into or exchangeable or exercisable for any equity securities of the Company during the seven (7) days prior to, and for ninety (90) days (unless advised in writing by the managing underwriter that a longer period, not to exceed 180 days, is required, or such shorter period as the managing underwriter for any underwritten offering may advise in writing) after, the effective date of such registration, to the extent timely notified in writing by the Company or the managing underwriter, and the Company agrees to cause each holder of any equity security, or of any security convertible into or exchangeable or exercisable for any equity security, of the Company purchased from the Company at any time other than in a public offering to enter into a similar agreement with the Company. The Company further agrees not to effect (other than pursuant


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to such registration or pursuant to a Special Registration) any public sale or distribution, or to file any Registration Statement (other than such registration or a Special Registration) covering any, of its equity securities, or any securities convertible into or exchangeable or exercisable for such securities, during the seven (7) days prior to, and for ninety (90) days after, the effective date of such registration if required by the managing underwriter.

            4. Allocation of Expenses. The Company will pay all Registration Expenses of all Registrations under this Agreement. Each Holder shall be responsible for all other expenses incurred by it or its agents in connection with any Registration.

            5. Obligations of the Company. Whenever required under this Agreement to effect the Registration of any Registrable Securities under the Securities Act, the Company shall:

                  (a) promptly prepare, and as soon as reasonably practicable, file with the Commission a registration statement with respect to such Registrable Securities, make all required filings with the NASD, and use reasonable best efforts to cause such registration statement to become and remain effective until the earlier of (i) one-hundred eighty (180) days, or if such registration statement is related to an underwritten offering, such longer period as in the reasonable opinion of counsel for the underwriters a prospectus is required by law to be delivered in connection with the sales of Registrable Securities by an underwriter or dealer or (ii) such shorter period as is required to complete the distribution of all of the securities covered by such registration statement (but in any event not before the expiration of any longer period required under the Securities Act);

                  (b) promptly prepare, and as soon as reasonably practicable, file with the Commission such amendments and supplements to the registration statement and the prospectus used in connection with the registration as may be necessary to keep such registration statement effective for so long as required to comply with the provisions of the Securities Act and to complete the disposition of all securities covered by the registration statement during the periods referred to in Section 5(a) in accordance with the intended methods of disposition by Holders set forth in such registration statement, including at the request of Holders, any amendments or supplements necessary to reflect any information regarding a Holder or its plan of distribution;

                  (c) permit the Holders of Registrable Securities to be registered, their underwriters, if any, and their respective counsel and accountants, to participate in the preparation of such registration statements, each prospectus included therein or filed with the Commission, and each amendment thereof or supplement thereto;

                  (d) furnish to counsel selected by Holders of a majority of the Registrable Securities included in such Registration copies of all documents proposed to be filed with the Commission in connection with such Registration;

                  (e) furnish to each Holder selling Registrable Securities, without charge, such number of conformed copies of the registration statement and of each such amendment and supplement thereto (in each case including all exhibits and documents filed therewith) and such


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number of copies of the prospectus (including each preliminary prospectus and any summary prospectus) and any other prospectus filed under Rule 424 under the Securities Act, in conformity with the requirements of the Securities Act, and such other documents as a selling Holder may reasonably request in order to facilitate the public sale or other disposition of the Registrable Securities owned by such Holder; provided, however, that if the Company has delivered preliminary or final prospectuses to selling Holders and after having done so the prospectus is amended to comply with the requirements of the Securities Act, the Company shall promptly notify selling Holders and, if requested, selling Holders shall immediately cease making offers of Registrable Securities and return all prospectuses to the Company. The Company shall promptly provide selling Holders with revised prospectuses and, following receipt of the revised prospectuses, selling Holders shall be free to resume making offers of the Registrable Securities;

                  (f) use reasonable best efforts to register or qualify the Registrable Securities covered by the registration statement under the securities or Blue Sky laws of such jurisdictions as selling Holders shall reasonably request, and do any and all other acts and things that may be necessary or desirable to enable selling Holders to consummate the disposition of the Registrable Securities in such jurisdictions in accordance with the intended method or methods of disposition thereof; provided, however, that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business as a foreign corporation in any jurisdiction wherein it is not so qualified, subject itself to taxation in any jurisdiction where it is not so subject, or take any action which would subject it to general service of process in any jurisdiction or wherein it is not so subject;

                  (g) use reasonable best efforts to cause all Registrable Securities covered by such registration statement to be registered with or approved by such other governmental agencies, authorities or self-regulatory bodies as may be necessary by virtue of the business and operations of the Company to enable the selling Holders thereof to consummate the disposition of such Registrable Securities in accordance with the intended method or methods of disposition thereof;

                  (h) furnish to each selling Holder a signed counterpart, addressed to such Holder, of a "cold comfort" letter signed by the independent public accountants who have issued a report on the Company's financial statements included in such registration statement, covering substantially the same matters with respect to such registration statement (and the prospectus included therein) and, in the case of such accountants' letter, with respect to events subsequent to the date of such financial statements, as are customarily covered in accountants' letters delivered to the underwriters in underwritten public offerings of securities and such other matters as the Holders of a majority of the Registrable Securities included in such Registration may reasonably request;

                  (i) notify each selling Holder of any Registrable Securities covered by such registration statement at any time when the Company has knowledge that a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event or existence of any fact as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in light of the


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circumstances then existing, and, as promptly as is practicable, prepare and furnish to such selling Holder a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing;

                  (j) otherwise use reasonable best efforts to comply with all applicable rules and regulations of the Commission;

                  (k) use reasonable best efforts to obtain the lifting of any stop order that might be issued suspending the effectiveness of such registration statement at the earliest possible moment;

                  (l) use reasonable best efforts (i) to list such Registrable Securities on each securities exchange or automated quotation system on which Shares are then listed, if such securities are not already so listed and if such listing is then permitted under the rules of such exchange or automated quotation system, and (ii) to provide a transfer agent and registrar for such Registrable Securities not later than the effective date of such registration statement;

                  (m) enter into such agreements and take such other actions as the underwriters reasonably request in order to expedite or facilitate the disposition of such Registrable Securities, including, without limitation, to the extent that the offering in question is an underwritten offering, preparing for, and participating in, such number of "road shows" and all such other customary selling efforts as the underwriters reasonably request in order to expedite or facilitate such disposition; and

                  (n) use its reasonable best efforts to take all other steps necessary to effect the registration of such Registrable Securities contemplated hereby.

            6. Certain Obligations of Holders. It shall be a condition precedent to the obligations of the Company to take any action under this Agreement with respect to the Registrable Securities of Holders that Holders meet the following conditions:

                  (a) each selling Holder shall furnish to the Company such information regarding itself, the Registrable Securities held by it, and the intended method of disposition of such securities as shall be required to effect the Registration of such Holder's Registrable Securities;

                  (b) all information specifically with respect to a selling Holder furnished to the Company by or on behalf of such Holder for use in connection with the preparation of any registration statement relating to such Registrable Securities shall be true and correct in all material respects and shall not omit any material fact necessary to make such information, in light of the circumstances under which it was disclosed, not misleading;


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                  (c) each selling Holder shall distribute in connection with the offering and sale of the Registrable Securities the prospectus or other offering material permitted by the Securities Act and prepared by the Company, and only such materials;

                  (d) each Holder will comply with the provisions of the Exchange Act and the regulations thereunder;

                  (e) to assist the Company in qualifying the Registrable Securities for sale under applicable state securities laws each selling Holder will advise the Company of each jurisdiction in which it intends to offer or sell any or all Registrable Securities, and will agree not to offer or sell any Registrable Securities in any jurisdiction where the Registrable Securities are not registered or exempt from registration;

                  (f) each selling Holder will inform the Company in writing of any and all sales, or other transfers or dispositions of any Registrable Securities within fifteen (15) calendar days following each such disposition;

                  (g) in the event of any underwritten public offering of any Registrable Securities pursuant to Section 2, each Holder shall enter into and perform its obligations under an underwriting agreement, in the form agreed upon by the Company and the underwriters selected by it that is customary for the type of transaction contemplated and reasonably acceptable to the Holders; and

                  (h) upon the receipt of notice from the Company of the happening of any event described in Section 5(i), or upon the issuance of any stop order or other order suspending the effectiveness of the registration statement, each selling Holder will immediately discontinue disposi tion of the Registrable Securities pursuant to the registration statement until the filing of the effective post-effective amendment or the supplemented prospectus referred to in Section 5(i) or until the withdrawal of such stop order or other order, as applicable, and, if so directed by the Company, each selling Holder will deliver to the Company (at the Company's expense) all copies, other than perma nent file copies then in such Investor's possession, of the prospectus covering such Registrable Securities current at the time of its receipt of such notice.

            7. Indemnification and Contribution. In the event of any Registration of any of the Registrable Securities under the Securities Act pursuant to this Agreement:


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                  (a) The Company will, to the fullest extent permitted by law, indemnify and hold harmless each selling Holder and each other person, if any, who controls any selling Holder within the meaning of the Securities Act or the Exchange Act (collectively, the "Indemnified Holder Parties"), against any losses, claims, damages or liabilities, joint or several, to which the Indemnified Holder Parties may become subject under the Securities Act, the Exchange Act, state securities or Blue Sky laws, or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon a claim by a third party alleging any of the following statements, omissions or violations (collectively the "Indemnified Violations"):
(i) any untrue statement or alleged untrue statement of any material fact contained in any registration statement under which such Registrable Securities were registered under the Securities Act, any preliminary prospectus, or final prospectus contained in the registration statement, or any amendment or supplement to such registration statement; (ii) the omission or alleged omission to state a material fact required to be stated therein or necessary to make the statement therein not misleading; or (iii) any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any state securities law or any rule or regulation promulgated under the Securities Act, the Exchange Act or any state securities law. The Company will reimburse Indemnified Holder Parties for any legal (to the extent provided in Section 7(c)) and other expenses reasonably incurred in connection with defending any such Indemnified Violation; provided, however, that:

                        (x) the indemnity agreement contained in this Section 7(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), nor shall the Company be liable in any such case for any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon an Indemnified Violation arising out of an untrue statement or omission in written information furnished by any Indemnified Holder Party expressly for use in connection with such registration;

                        (y) the Company will not be required to indemnify any Indemnified Holder Party to the extent that any loss, claim, damage, liability or action results from such party selling Registrable Securities (1) to anyone to whom there was not sent or given, at or prior to the written confirmation of the sale of such Registrable Securities, a copy of the prospectus, as most recently amended or supplemented, if the Company has previously furnished or made available to the sellers of the Registrable Securities copies thereof or
(2) during any period following written notice by the Company to such party of an event described in Section 5(i) or of the issuance of any stop order or other order suspending the effectiveness of the registration statement; and

                        (z) the indemnity provided in this Section 7(a) with respect to any preliminary prospectus shall not apply, if the untrue statement or alleged untrue statement or omission or alleged omission was corrected in the final prospectus.

Such indemnity shall remain in full force and effect, regardless of any investigation made by any Indemnified Holder Parties and shall survive the transfer of any Registrable Securities by such Holder.

                  (b) Each Holder selling Registrable Securities pursuant to a registration will, severally and not jointly, to the fullest extent permitted by law, indemnify and hold harmless the Company, each of its directors and officers and each underwriters (if any) and each person, if any, who controls the Company or any such underwriter within the meaning of the Securities Act or the Exchange Act (collectively, the "Indemnified Company Parties"), against any losses, claims, damages or liabilities, joint or several, to which the Indemnified Company Parties may become subject under the Securities Act, Exchange Act, state securities or Blue Sky laws, or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in any registration statement under which such Registrable Securities were registered under the Securities Act, any preliminary prospectus or final prospectus contained in the registration statement, or any amendment or supplement to the registration statement, or arising out of or based upon any omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, if the statement or omission was made in reliance upon and in conformity with information relating to such Holder furnished in writing to the Company by or on behalf of such Holder specifically for use in connection with the preparation of such registration statement, prospectus, amendment, or supplement. Each such Holder will reimburse each of the Indemnified Company Parties for any legal and other expenses reasonably incurred in connection with defending any such claim, liability, demand, loss or action; provided, however, that the indemnity agreement contained in this Section 7(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of Holders of the Minimum Amount (which consent will not be unreasonably withheld); and provided, further, that the obligations of Holders hereunder shall be limited to an amount equal to the proceeds to such Holder of Registrable Securities sold in connection with such Registration. Such indemnity shall remain in full force and effect, regardless of any investigation made by any Indemnified Company Parties and shall survive the transfer of any Registrable Securities by a Holder.

                  (c) Each party entitled to indemnification under this Section 7 (the "Indemnified Party") shall give notice to the party required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom; provided, however, that counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be approved by the Indemnified Party (whose approval shall not be unreasonably withheld). The failure by the Indemnified Party to deliver written notice to the Indemnifying Party within a reasonable time of the commencement of any such action, to the extent such failure is prejudicial to its ability to defend such action, shall relieve such Indemnifying Party of any liability to the Indemnified Party under this Section 7(c), but the omission so to deliver written notice to the Indemnifying Party will not relieve it of any liability that it may have to any Indemnified Party otherwise than under this Section 7(c). The Indemnified Party may participate in such defense at such party's expense; provided, however, that the Indemnifying Party shall pay such expense if representation of such Indemnified Party by the counsel retained by the Indemnifying Party would be inappropriate due to actual or potential differing interests between the Indemnified Party and any other party represented by such counsel in such proceeding. No Indemnifying Party in the defense of any such claim or litigation shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party a release from all liability in respect of such claim or litigation, and no Indemnified Party shall consent to entry of any judgment or settle such claim or litigation without the prior written consent of the Indemnifying Party.

                  (d) In order to provide for just and equitable contribution to joint liability under the Securities Act in any case in which either (i) a selling Holder or any controlling person of a selling Holder, makes a claim for indemnification pursuant to this Section 7 but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case notwithstanding the fact that this Section 7 provides for indemnification in such case, or (ii) contribution under the Securities Act may be required on the part of a selling Holder or any such controlling person in circumstances for which indemnification is provided under this Section 7; then, in each such case, the Company and the selling Holders will contribute to the aggregate losses, claims, damages or liabilities to which they may be subject (after contribution from others) in such proportions so that Investors are responsible for the portion represented by the percentage that the public offering price of its Registrable Securities offered by the registration statement bears to the public offering price of all securities offered by such registration statement, and the Company is responsible for the remaining portion; provided, however, that, in any such case, (A) each such selling Holder will not be required to contribute any amount in excess of the proceeds to it of all Registrable Securities sold by it pursuant to such registration statement, and (B) no person or entity guilty of fraudulent misrepresentation, within the meaning of Section 11(f) of the Securities Act, shall be entitled to contribution from any person or entity who is not guilty of such fraudulent misrepresentation.

                  (e) The obligations of the Company and the selling Holders under this Section 7 shall survive the completion of any offering of Registrable Securities in a registration statement under this Section 7, or otherwise.

                  (f) All fees and expenses that an Indemnified Party is entitled to receive from an Indemnifying Party under this Section 7 shall be reimbursed as they are incurred, provided that each such Indemnified Party shall promptly repay such fees and expenses if it is finally judicially determined that such Indemnified Party is not entitled to indemnification hereunder.

            8. Amendment of Registration Rights. Any provision of this Agreement may be amended or the observance thereof may be waived either generally or in a particular instance and either retroactively or prospectively, only with the written consent of the Company and Holders holding the Minimum Amount. Any amendment or waiver effected in accordance with this Section 8 shall be binding upon each Investor and the Company. Nothing herein shall prevent a holder of Registrable Securities from waiving its individual rights.

            9. Rule 144 Reporting. With a view to making available the benefits of certain rules and regulations of the Commission which may permit the sale of restricted securities (as that term is defined in Rule 144(a)(3) under the Securities Act) to the public without registration, the Company agrees to use commercially reasonable efforts:

                  (a) to make and keep public information available as those terms are understood in Rule 144 under the Securities Act, at all times from and after ninety (90) days following the effective date of the first registration under the Securities Act filed by the Company for an offering of its securities to the general public;

                  (b) to file with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act at any time after it has become subject to such reporting requirements; and

                  (c) so long as any holder of Registrable Securities owns any restricted securities, to furnish to such holder upon request a written statement by the Company as to its compliance with the reporting requirements of Rule 144 (at any time from and after ninety (90) days following the effective date of the first registration statement filed by the Company for an offering of its securities to the general public), and of the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements), a copy of the most recent annual or quarterly report of the Company, and such other reports and documents so filed as a holder may reasonably request in availing itself of any rule or regulation of the Commission allowing such holder to sell any such securities without registration.

            10. Miscellaneous.

                  (a) Entire Agreement. This Agreement and the documents referred to herein constitute the entire agreement among the parties relating to the subject matter hereof, and supersedes all prior agreements, arrangements, and understandings, written or oral, relating to the subject matter hereof.

                  (b) Specific Performance. Each Holder agrees that irreparable damage would occur and that the Company would not have any adequate remedy at law in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the Company shall be entitled to an injunction or injunctions to prevent breaches by any Holder of this Agreement and to enforce specifically the terms and provisions of this Agreement, this being in addition to any other remedy to which it is entitled at law or in equity. The Company agrees that irreparable damage would occur and that Holder would not have any adequate remedy at law in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that Holder holding the Minimum Amount shall be entitled to an injunction or injunctions to prevent breaches by the Company of this Agreement and to enforce specifically the terms and provisions of this Agreement, this being in addition to any other remedy to which it is entitled at law or in equity

                  (c) Successors and Assigns. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and permitted assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and permitted assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement except as expressly provided in this Agreement.

                  (d) Notices. Unless otherwise provided, any notice required or permitted under this Agreement shall be sent by courier service or certified mail, return receipt requested, charges pre-paid, or by facsimile transmission, to the address or facsimile number specified below:

                  If to the Company:

                  Equivest Finance, Inc.
                  2 Clinton Square
                  Syracuse, New York 13202
                  Attn: Richard Winkler
                  Fax: (315) 422-9477

                  with a copy to:

                  Wilmer, Cutler & Pickering
                  2445 M Street, N.W.
                  Washington, D.C.  20037-1420
                  Attn: Eric R. Markus
                  Fax: (202) 663-6363

                  If to Investors:

                  10 Bear Mountain Road
                  Asheville, North Carolina  28805

                  with a copy to:

                  Holland & Knight LLP
                  2100 Pennsylvania Avenue, N.W.
                  Suite 400
                  Washington, D.C.  20037-3202
                  Attn: Mel S. Weinberger
                  Fax: (202) 955-5564

or to such other address or facsimile number as the person may specify in a notice duly given to the sender as provided herein. Notice given hereunder will operate and be deemed effective and received: (a) in the case of facsimile, when received by the recipient in legible form and sender has received an electronic confirmation of receipt of the transmission (provided, however, that such transmission and confirmation are received by 5:00 p.m. on a business day; otherwise, such transmission shall be deemed to have been received on the next business day); (b) in the case of delivery by courier, upon the date of delivery indicated in the records of such courier; or (c) in the case of certified mail, upon signing of the return receipt

                  (e) Headings; Counterparts. Headings in this Agreement are for purposes of reference only and shall not limit or otherwise affect the meaning hereof. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

                  (f) Further Assurances. Each of the parties hereto agrees to execute and deliver those writings and documents reasonably required to more fully carry out the purposes of this Agreement and the transactions contemplated hereby.

                  (g) Governing Law; Severability. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York, exclusive of any choice of law principles that would result in a choice of law other than the laws of the State of New York, except to the extent superseded or preempted by the laws of the United States. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under said laws; provided, however, that if any provision of this Agreement shall be held to be invalid or unenforceable under applicable law, such provision shall be ineffective only to the extent of such invalidity or unenforceability, without invalidating the remainder of such provision or the remainder of the provisions of this Agreement.

                  (h) Consent of Jurisdiction. The parties consent to and waive any objection to the jurisdiction of the United States District Court for the Northern District of New York, or any state court located in Onondaga County, New York, over the person of any party to this Agreement, for purposes of any action brought under or as the result of a breach of this Agreement. The parties agree that venue of any action brought under or as the result of a breach of this Agreement shall be proper in the courts named above, and each party waives any objection to such venue.

                  (i) Assignment. The registration rights of Investors with respect to any Registrable Securities may be transferred to any transferee of such Registrable Securities who acquires, in the case of the initial or any subsequent transferee of Kinser, at least 20% of the greatest number of Shares issued pursuant to the Merger Agreement to Kinser or, in the case of the initial or any subsequent transferee of any other Investor, at least 50% of the greatest number of Shares issued to such Investor, and in either case in a transaction which does not cause such Registrable Securities to cease to be Registrable Securities; provided, however, that (x) the transferring Investor transferring or Permitted Transferee shall give the Company written notice at or prior to the time of transfer stating the name and address of the transferee and identifying the securities with respect to which the rights under this Agreement have been transferred, (y) such transferee shall agree in writing, in form and substance reasonably satisfactory to the Company, to be bound by the provisions of this Agreement, and (z) such transfer is not in violation of Section 7.08 of the Merger Agreement.

                  (j) Term. This Agreement shall be effective as of the date hereof and shall continue in effect thereafter until the earlier of (a) its termination by the consent of the parties hereto or their respective successors in interest, and (b) the date on which no Registrable Securities remain outstanding.
                  (k) No Inconsistent Agreements. After the date hereof, the Company shall not enter into any agreement (an "Additional Registration Rights Agreement") granting to any person the right to require the Company to register, or permitting such person to participate in a registration by the Company of, Common Stock (or any other security of the Company issuable upon the conversion or exercise of any warrant, right or other security which is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of, such Common Stock, including, without limitation, in connection with a combination of shares of Common Stock, a recapitalization, reorganization, merger, consolidation or otherwise, to the extent that the registration rights granted under such Additional Registration Rights Agreement
(i) are inconsistent with the provisions of this Agreement, or (ii) may be exercised earlier than the Release Date.

                           [Execution Page to Follow]

            IN WITNESS WHEREOF, the parties have caused this Agreement to be executed under seal by their respective duly authorized officers as of the day and year first above written.


COMPANY

Equivest Finance, Inc.


/s/
- -----------------------------
By: Richard C. Breeden
Its: CEO

INVESTORS


/s/
- -----------------------------
C. Wayne Kinser

/s/
- -----------------------------
Donald Clayton

/s/
------------------------------
John McFarland

/s/
------------------------------
Herbert Patrick, Jr.


SHARON KAY WILLIAMSON
CHARITABLE REMAINDER
UNITRUST

By:  First Union National Bank, Trustee


Name: /s/
      --------------------------------
Title: Vice President & Trust Officer
       -------------------------------


DAVID WAYNE KINSER
CHARITABLE REMAINDER
UNITRUST

By:  First Union National Bank, Trustee


Name: /s/
      --------------------------------
Title: Vice President & Trust Officer
       -------------------------------